                                                                    EXHIBIT 99.1

                         PROXY/VOTING INSTRUCTION CARD
                                 WORLDCOM, INC.
                             515 EAST AMITE STREET
                        JACKSON, MISSISSIPPI 39201-2702

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


           SPECIAL MEETING OF SHAREHOLDERS, WEDNESDAY, MARCH 11, 1998



     The undersigned hereby (i) with respect to all shares of Common Stock and Series B Convertible Preferred Stock of WorldCom, Inc. ("WorldCom") which the undersigned may be entitled to vote, constitutes and appoints Bernard J. Ebbers and Scott D. Sullivan, and each of them, with full power of substitution, the true and lawful attorneys in fact, agents and proxies of the undersigned and
(ii) with respect to all shares of Series A 8% Cumulative Convertible Preferred Stock of WorldCom (or portions thereof) which the undersigned, as holder of depositary shares relating thereto (the "Series A Depositary Shares"), may be entitled to direct the voting of, directs The Bank of New York, as Depositary (the "Depositary"), in each case, to vote at the Special Meeting of Shareholders of WorldCom to be held on Wednesday, March 11, 1998, commencing at 11:00 a.m. local time at 515 East Amite Street, Jackson, Mississippi, and at any and all adjournments or postponements thereof, according to the number of votes which the undersigned would possess if personally present, for the purposes of considering and taking action upon the following, as more fully set forth in the Joint Proxy Statement/Prospectus of WorldCom and MCI Communications Corporation ("MCI"), receipt of which is hereby acknowledged.


                                (Continued and to be signed on the reverse side)
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                                                     (Continued from other side)


1. Approval of the issuance of WorldCom's common stock pursuant to the Agreement and Plan of Merger dated as of November 9, 1997 by and among WorldCom, TC Investments Corp., a wholly owned subsidiary of WorldCom, and MCI and the transactions contemplated thereby.


[ ] FOR               [ ] AGAINST               [ ] ABSTAIN


2. In their discretion with respect to such other business as properly may come before the Special Meeting or any adjournments or postponements thereof.



    THIS PROXY/VOTING INSTRUCTION CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED AND DEEMED AN INSTRUCTION TO VOTE IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED, OR, WITH RESPECT TO SERIES A DEPOSITARY SHARES, THIS VOTING INSTRUCTION CARD WILL BE DEEMED AN INSTRUCTION TO VOTE, FOR PROPOSAL 1 AND IN THE DISCRETION OF THE PROXIES OR THE DEPOSITARY, AS THE CASE MAY BE, WITH RESPECT TO PROPOSAL 2.



                                                Please sign exactly as name(s)
                                                appear on this proxy/voting
                                                instruction card. When shares
                                                are held by joint tenants, both
                                                should sign. When signing as
                                                attorney-in-fact, executor,
                                                administrator, personal
                                                representative, trustee or
                                                guardian, please give full title
                                                as such. If a corporation,
                                                please sign in full corporate
                                                name by President or other
                                                authorized officer. If
                                                partnership, please sign in
                                                partnership name by authorized
                                                person.


                                                Dated:

                                              -------------------------------- ,
                                                1998

                                                --------------------------------
                                                  Signature of Shareholder or
                                                   authorized representative

                                                --------------------------------
                                                  Signature (if held jointly)

                                                VOTES MUST BE INDICATED (X) IN
                                                BLACK OR BLUE INK.           [X]


 PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN THIS PROXY/VOTING INSTRUCTION CARD


                          USING THE ENCLOSED ENVELOPE